Exhibit 32.01

CERTIFICATIONS OF CHIEF EXECUTIVE OFFICER AND CHIEF FINANCIAL OFFICER

PURSUANT TO

18 U.S.C. SECTION 1350,

AS ADOPTED PURSUANT TO

SECTION 906 OF THE SARBANES-OXLEY ACT OF 2002

I, Eduard Musheyev, certify, pursuant to 18 U.S.C. Section 1350, as adopted pursuant to Section 906 of the Sarbanes-Oxley Act of 2002, that the Annual Report of Diamond Technology Enterprises, Inc. on Form 10-K for the fiscal year ended July 31, 2014 fully complies with the requirements of Section 13(a) or 15(d) of the Securities Exchange Act of 1934 and that information contained in this Annual Report on Form 10-K fairly presents in all material respects the financial condition and results of operations of Diamond Technology Enterprises, Inc.

	By:	/s/ EDUARD MUSHEYEV
Date: November 13, 2014	Name:	Eduard Musheyev
	Title:	Chairman of the Board, President, Secretary, Treasurer and Director (Principal Executive Officer)

I, Jordan Friedberg, certify, pursuant to 18 U.S.C. Section 1350, as adopted pursuant to Section 906 of the Sarbanes-Oxley Act of 2002, that the Annual Report of Diamond Technology Enterprises, Inc. on Form 10-K for the fiscal year ended July 31, 2014 fully complies with the requirements of Section 13(a) or 15(d) of the Securities Exchange Act of 1934 and that information contained in this Annual Report on Form 10-K fairly presents in all material respects the financial condition and results of operations of Diamond Technology Enterprises, Inc.

	By:	/s/ JORDAN FRIEDBERG
Date: November 13, 2014	Name:	Jordan Friedberg
	Title:	Chief Financial Officer (Principal Financial Officer and Principal Accounting Officer)